Exhibit 99.1

For Further Information:

The Sands Regent 345 North Arlington Avenue Reno, NV 89501 (775) 348-2210 (775) 348-6241 Fax Contact: Ferenc Szony, President and CEO	CCG Investor Relations 15300 Ventura Boulevard, Suite 303 Sherman Oaks, CA 91403 (818) 789-0100 (818) 789-1152 Fax Contact: Sean Collins, Partner

FOR IMMEDIATE RELEASE:

THE SANDS REGENT ANNOUNCES APPOINTMENT OF

CORY KLERK AS CFO

Reno, Nevada – March 14, 2005 - The Sands Regent (NASDAQ: SNDS) today announced the appointment of Cornelius (“Cory”) T. Klerk as Chief Financial Officer.

Mr. Klerk, 51, will be responsible for accounting, finance, public company reporting, Sarbanes-Oxley compliance and internal audit. He has extensive financial and accounting experience in the gaming industry. Formerly CFO of GameTech International, Inc., between August 2004 and March, 2005, Mr. Klerk served as Vice President of Finance for Aristocrat Technologies, Inc., the Americas Division of Aristocrat Leisure Limited, from August 2003 to July 2004. With 28 years of experience in the gaming industry, Mr. Klerk has held a variety of senior financial positions with Silverton Hotel Casino, Aladdin Hotel Casino, Hilton Gaming and Harrah’s Entertainment. He began his career as a CPA with Price Waterhouse & Co.

Ferenc B. Szony, President and Chief Executive Officer of The Sands Regent, commented, “As The Sands Regent continues to expand as a regional gaming and entertainment company, it is important that we augment our management team to best manage our properties and to capitalize on opportunities as they develop. Cory brings a wealth of public company experience to his duties as CFO, and his addition strengthens our management team. Further, his appointment as CFO will allow COO Rob Medeiros to focus on operations, expansion projects, and continued acquisitions.”

About The Sands Regent

The Sands Regent owns and operates the Sands Regency Casino and Hotel in downtown Reno, Nevada, Gold Ranch Casino and RV Resort in Verdi, Nevada and Rail City Casino in Sparks, Nevada. The Sands Regency is an 833-room hotel and casino with 29,000 square feet of gaming space offering table games, a sports book, keno, bingo, live poker and slot machines. In addition to complete amenities and on-site brand-name restaurants, the Company’s property also includes a 12,000-square-foot convention and meeting center which seats close to 1,000 people. For further information, visit www.sandsregency.com.

The Gold Ranch Casino and RV Resort is located in Verdi, Nevada, twelve miles west of Reno. Gold Ranch offers 260 slot machines in an 8,000 square foot casino, a sports book, two restaurants, a 105-space RV park, a California lottery station, an ARCO gas station and a convenience store. Web site: www.goldranchrvcasino.com.

Rail City Casino, located in Sparks, Nevada, has approximately 16,600 square feet of gaming space housing slot machines, table games, keno, a sports book, and the City Café family-style restaurant. Located near Victorian Square at 2121 Victorian Avenue in Sparks, it is the first casino a motorist encounters when exiting Interstate 80 at the Rock Boulevard exit (Exit 16). Web site: www.railcity.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. Such risks and uncertainties include, among others, the future performance of the Company’s management team, general economic financial and business conditions, overall conditions in the gaming and entertainment industries, our ability to successfully integrate the operations of casinos that we acquire and realize the expected benefits of these acquisition and other factors discussed in our Annual Report on Form 10-K for the year ended June 30, 2004. The Sands is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contact:

Ferenc Szony, President and Chief Executive Officer

The Sands Regent

(775) 348-2210